UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2012

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07        Submission of Matters to a Vote of Security Holders

(a)           The Annual Meeting of the Company was held on May 15, 2012.

(b)           There were 2,420,231 shares of common stock of the Company eligible to be voted at the Annual Meeting and 1,736,211 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three year term.

	FOR	WITHHELD	BROKER NON- VOTES
John P. Collins	1,420,111	688	315,412
F. Fare Lott, Jr.	1,420,111	688	315,412
Michael W. Wise	1,420,111	688	315,412

2.	To ratify the appointment of Heard McElroy & Vestal, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
1,736,186	0	25

Each of the nominees was elected as director and the proposal to ratify the appointment of the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)            Not applicable.

(d)            Not applicable.

Item 8.01             Other Events

On May 16, 2012, the Company announced that its Board of Directors approved a stock repurchase plan which provides for the repurchase of up to 70,000 shares, or approximately 3% of its issued and outstanding shares of common stock. The shares may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors.

A copy of the Company’s press release, dated May 16, 2012, is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press release, dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: May 17, 2012	By:	/s/Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 16, 2012

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